Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
October 23, 2017	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Camping World Holdings, Inc.

250 Parkway Drive

Suite 270

Lincolnshire, Illinois 60069

Re:                             Camping World Holdings, Inc. Registration Statement No. 333-      ; up to 7,705,000 shares of Class A common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to Camping World Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of up to 7,705,000 shares of Class A common stock, $0.01 par value per share (the “Shares”).  The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2017 (Registration No. 333-      , as amended, the “Registration Statement”).  The term “Shares” shall include any additional shares of Class A common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. The Shares are being offered by certain stockholders of the Company (the “Selling Stockholders”) and consist of (i) up to 1,477,142 issued and outstanding Shares held by certain of the Selling Stockholders (the “Former Equity Owners”) and (ii) up to 6,227,858 Shares that are issuable upon the exchange of common units (“common units”) of CWGS Enterprises, LLC, a Delaware limited liability company (“CWGS, LLC”), together with a corresponding number of shares of Class B common stock, $0.0001 par value per share (the “Class B Stock”) of the Company, held by certain of the Selling Stockholders that are equity owners (the “Continuing Equity Owners”) of CWGS, LLC, in each case as set forth in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) with respect to the Shares being offered by the Former Equity Owners, such Shares have been duly authorized by all necessary corporate action of the Company, and such Shares are validly issued, fully paid and non-assessable and (ii) with respect to the Shares being offered by the Continuing Equity Owners, when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Continuing Equity Owners, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.  In rendering the foregoing opinion in clause (ii), we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP